UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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TECUMSEH PRODUCTS COMPANY
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The following press release was distributed by Tecumseh Products Company on November 13, 2008.

100 East Patterson Street Tecumseh, Michigan 49286 www.tecumseh.com
FOR IMMEDIATE RELEASE
Contact:
Teresa Hess
Director, Investor Relations
Tecumseh Products Company
734-585-9507
RiskMetrics Group Recommends Shareholders Vote Gold Proxy Card
AGAINST Herrick Foundation Proposal
RiskMetrics Group Supports Current Board of Directors of
Tecumseh Products Company
ANN ARBOR, Mich., Nov. 13, 2008 – Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, announced today that RiskMetrics Group (formerly ISS), a leading proxy and corporate governance advisory firm, has recommended the Company’s shareholders vote against a proposal made by the Herrick Foundation to remove two independent directors from Tecumseh’s Board of Directors at the special meeting of shareholders to be held on Friday, Nov. 21, 2008.
In a report published on Nov. 12, RiskMetrics Group recommended the Company’s shareholders use the Company’s GOLD proxy card to vote AGAINST the Herrick Foundation’s proposal (PROPOSAL 1) to remove two of the Company’s independent directors. In issuing its report supporting the Company’s current Board of Directors, RiskMetrics examined the financial and governance performance and plans of the current Board and management team against the Herrick Foundation’s plans and assertions, and provided a number of key conclusions:
•	Financial Performance. “Given that the [current] management team assumed responsibility in 2007 and 2008, we believe it deserves credit for the recent improvement in financial and operating performance....We note prior to 2007 the company was on the verge of bankruptcy and that since 2007 the board and management team is essentially new and the company is in the process of reshaping and repositioning itself in the marketplace. The new management team has been successful in enhancing operational performance as indicated by share price performance and improved operational metrics.”

•	Governance. “We also support the company plans to eliminate the dual class structure that will result in the elimination of the Class A protection provision and its desire to achieve ‘best in class’ status in corporate governance, which includes elimination of the poison pill and the rescission of the recent bylaw changes.”

•	Proposed Recapitalization Plans.
1)	“The main difference between the [company’s and Herrick Foundation’s] proposed recapitalization plans is whether a premium is warranted for the creation of a single class stock with equal voting rights. ISS notes that the company’s class B voting shares have predominantly traded at a discount to the non-voting class A shares that is most likely due to their lack of liquidity relative to the A shares. Specifically, the average class B to class A share price discount was 10.4 percent from 2007 to present (11/6/2008) and 12.7 percent from 2008 to present (11/6/2008).”

2)	“Additionally, ISS also notes an overwhelming majority of recaps...were accomplished at 1:1 ratio during the last ten years.”

3)	“Moreover, we find it peculiar that a lead dissident and current director, Mr. Kent Herrick, was the sole dissenting vote with respect to the recap proposed by the company.”

4)	“In sum, ISS while supporting a recap consolidating the classes of stock into a single voting class, believes a premium in terms of a favorable exchange ratio as proposed by the [Herrick Foundation], is not justified and is not in the best interests of all shareholders.”
•	Conclusion. “Regarding the [Herrick Foundation’s] opposition to the strategic direction of the company and poor governance, we were unable to find compelling evidence that change is warranted in either case. In fact, our analysis indicates that management actions have resulted in improved financial health of the company as a going concern....In sum, ISS concludes that the dissident has not met the burden of proving that change is warranted and therefore recommends voting the management GOLD proxy card against the [Herrick Foundation’s] proposal to remove directors Banks and Risley.”
“We are pleased that a well-respected, independent third party such as RiskMetrics has carefully reviewed the voting alternatives and recommended shareholders vote against the Herrick Foundation proposal to remove two of the Company’s independent directors and in favor of the Company’s current Board,” said Ed Buker, chairman, president and CEO of Tecumseh Products Company. “Once again, a prominent advisory firm has seen through what we believe are the many misleading and uninformed statements made by the Herrick Foundation, and acknowledged the strength of our plan and the positive results we’ve generated to date.”
RiskMetrics’ report is the second recommendation made by a leading proxy advisory firm against the Herrick Foundation’s proposal in the past week. In a report published on Nov. 6, Glass Lewis also recommended that the Company’s shareholders use the Company’s GOLD proxy card to vote AGAINST the Herrick Foundation’s proposal to remove two of the Company’s independent directors.
“We are looking forward to the ultimate conclusion of this matter at the upcoming shareholder meeting, so that the Board and senior management team can intensify our efforts in implementing our strategic turnaround plan for Tecumseh – a plan that includes making the necessary improvements to our capital structure and corporate governance, and that is already yielding a number of positive results,” added Buker. “During a time of unparalleled economic challenges, we must remain strongly focused on our progress and forward momentum in the marketplace. We are counting on our shareholders to make their voices heard with a vote of support for our current Board and management team, which will enable us to do just that.”

Tecumseh strongly urges all shareholders to vote the Company’s GOLD proxy card today AGAINST the Herrick Foundation’s proposal to remove two of the Company’s independent directors (PROPOSAL 1) and to discard any white or other proxy cards they may have received from the Herrick Foundation. If shareholders have voted on a white proxy card, but now wish to vote AGAINST the Herrick Foundation proposal – as recommended by RiskMetrics Group, Glass Lewis and the Company’s Board of Directors – please vote the Company’s GOLD proxy card. Only shareholders’ latest dated proxies will determine how their shares are to be voted at the upcoming shareholders’ meeting.
For questions or assistance with voting Class B shares on the GOLD proxy or to request a copy of the Company’s proxy statement or a GOLD proxy card, shareholders should contact: Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038; Shareholders Call Toll Free: 1-866-203-1198 and Banks and Brokers Call: 212-440-9800.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.
Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iii) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; iv) changes in business conditions and the economy in general in both foreign and domestic markets, the condition of which may magnify other risk factors; v) weather conditions affecting demand for replacement products; vi) actions of competitors; vii) our ability to maintain adequate liquidity in total and within each foreign operation; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Other Important Information
Tecumseh Products Company has filed a definitive proxy statement and other relevant documents concerning the special meeting with the United States Securities and Exchange Commission (“SEC”) on October 24, 2008. Before soliciting proxies, the Company will provide shareholders with the definitive proxy statement. The Company advises shareholders to read the definitive proxy statement because it contains important information. Shareholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the company’s definitive proxy statement by accessing www.tecumseh.com. In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting Georgeson Inc. toll free at (866) 203-1198 (banks and brokers call (212) 440-9800).
The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the special meeting. Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the special meeting is also contained in the proxy statement referred to above.
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